                                                                    EXHIBIT 99.1

1.  PURPOSE.................................................................................... 1
2.  DEFINITIONS................................................................................ 1
3.  ADMINISTRATION OF THE PLAN................................................................. 4
    3.1.  Board................................................................................ 4
    3.2.  Committee............................................................................ 4
    3.3.  Grants............................................................................... 4
    3.4.  No Liability......................................................................... 5
4.  STOCK SUBJECT TO THE PLAN.................................................................. 5
5.  EFFECTIVE DATE AND TERM OF THE PLAN........................................................ 6
    5.1.  Effective Date....................................................................... 6
    5.2.  Term................................................................................. 6
6.  OPTION GRANTS.............................................................................. 6
    6.1.  Company or Subsidiary Employees...................................................... 6
    6.2.  Successive Grants.................................................................... 6
7.  AWARD AGREEMENT............................................................................ 6
8.  OPTION PRICE............................................................................... 6
9.  VESTING, TERM AND EXERCISE OF OPTIONS...................................................... 7
    9.1.  Vesting and Option Period............................................................ 7
    9.2.  Term................................................................................. 7
    9.3.  Acceleration......................................................................... 7
    9.4.  Termination of Service............................................................... 7
    9.5.  Limitations on Exercise of Option.................................................... 8
    9.6.  Method of Exercise................................................................... 8
    9.7.  Stockholder Rights................................................................... 9
    9.8.  Delivery of Stock Certificates....................................................... 9
10. TRANSFERABILITY OF OPTIONS................................................................. 9
    10.1. General Rule......................................................................... 9
    10.2. Family Transfers..................................................................... 9
11. PARACHUTE LIMITATIONS...................................................................... 10
12. REQUIREMENTS OF LAW........................................................................ 10
13. AMENDMENT AND TERMINATION OF THE PLAN...................................................... 11
14. EFFECT OF CHANGES IN CAPITALIZATION........................................................ 11
    14.1. Changes in Stock..................................................................... 11
    14.2. Reorganization in Which the Company Is the Surviving Entity and in
          Which No Change of Control Occurs.................................................... 12
    14.3. Reorganization, Sale of Assets or Sale of Stock Which Involves a
          Change of Control.................................................................... 12
    14.4. Adjustments.......................................................................... 13
    14.5. No Limitations on Company............................................................ 13
15. DISCLAIMER OF RIGHTS....................................................................... 13
16. NONEXCLUSIVITY OF THE PLAN................................................................. 14
17. WITHHOLDING TAXES.......................................................................... 14
18. CAPTIONS................................................................................... 14
19. OTHER PROVISIONS........................................................................... 14
20. NUMBER AND GENDER.......................................................................... 15
21. SEVERABILITY............................................................................... 15
22. POOLING.................................................................................... 15
23. GOVERNING LAW.............................................................................. 15

                         GLOBAL IMAGING SYSTEMS, INC.

                            2001 STOCK OPTION PLAN

     Global Imaging Systems, Inc., a Delaware corporation (the "Company"), sets forth herein the terms of its 2001 Stock Option Plan (the "Plan") as follows:

1.   PURPOSE

     The Plan is intended to enhance the Company's ability to attract and retain highly qualified officers (excluding persons who are deemed to be "officers" for purposes of Section 16 under the Exchange Act and Rule 16a-1(f) thereunder), key employees, and other persons, and to motivate such officers, key employees, and other persons to serve the Company and its affiliates (as defined herein) and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, key employees, and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options in accordance with the terms hereof. Stock options granted under the Plan shall be non-qualified stock options.

2.   DEFINITIONS

     For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1. "affiliate" of, or person "affiliated" with, a person means any company or other trade or business that controls, is controlled by or is under common control with such person within the meaning of Rule 405 of Regulation C under the Securities Act.

2.2. "Award Agreement" means the stock option agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

2.3. "Benefit Arrangement" shall have the meaning set forth in Section 11 hereof.

2.4. "Board" means the Board of Directors of the Company.

2.5. "Change of Control" means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates of the Company at the time the Plan is approved by the Company's stockholders) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.6. "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.7. "Committee" means a committee of, and designated from time to time by resolution of, the Board.

2.8.  "Company" means Global Imaging Systems, Inc.

2.9. "Effective Date" means January 25, 2001, the date on which the Plan was adopted by the Board.

2.10. "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.11. "Fair Market Value" means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the Nasdaq National Market, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (the Nasdaq National Market if there is more than one such exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

2.12. "Grant" means an award of an Option under the Plan.

2.13. "Grant Date" means, as determined by the Board or authorized Committee,
      (i) the date as of which the Board or such Committee approves a Grant,
      (ii) the date on which the recipient of a Grant first becomes eligible to receive a Grant under Section 6 hereof, or (iii) such other date as may be specified by the Board or such Committee.

2.14.  "Grantee" means a person who receives or holds an Option under the Plan.

2.15. "Immediate Family Members" means the spouse, children and grandchildren of the Grantee.

2.16. "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.

2.17. "Option Period" means the period during which Options may be exercised as set forth in Section 9 hereof.

2.18. "Option Price" means the purchase price for each share of Stock subject to an Option.

2.19.  "Other Agreement" shall have the meaning set forth in Section 11 hereof.

2.20.  "Plan" means this Global Imaging Systems, Inc. 2001 Stock Option Plan.

2.21. "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

2.22. "Service" means service as an employee, officer, director or other Service Provider of the Company or its affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be an employee, officer, director or other Service Provider of the Company or its affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.23. "Service Provider" means a consultant or adviser to the Company, a manager of the Company's properties or affairs, or other similar service provider or affiliate of the Company, and employees of any of the foregoing, as such persons may be designated from time to time by the Board pursuant to Section 6 hereof.

2.24. "Stock" means the common stock, par value $0.01 per share, of the Company.

2.25. "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

2.26. "Termination Date" shall be the date upon which an Option shall terminate or expire, as set forth in Section 9.2 hereof.

3.   ADMINISTRATION OF THE PLAN

     3.1.  Board.

     The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company's certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company's certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant or any Award Agreement shall be final and conclusive. To the extent permitted by law, the Board may delegate its authority under the Plan to a member of the Board of Directors.

     3.2.  Committee.

     The Board from time to time may delegate to one or more Committees such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and in other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law. In the event that the Plan, any Grant or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate the authority delegated to it under the Plan to a member of the Board of Directors.

     3.3.  Grants.

     Subject to the other terms and conditions of the Plan, the Board shall have full and final authority (i) to designate Grantees, (ii) to determine the type or types of Grant to be made to a Grantee, (iii) to determine the number of shares of Stock to be subject to a Grant, (iv) to establish the terms and conditions of each Grant (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the shares of Stock subject thereto), (v) to prescribe the form of each Award Agreement evidencing a Grant, and (vi) to amend, modify, or supplement the terms of any outstanding Grant. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. As a condition to any subsequent Grant, the Board shall have the right, at its discretion, to require Grantees to return to the Company Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such new Grant shall be upon such terms and conditions as are specified by the Board at the time the new Grant is made. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of the Grantee taking actions in "competition with the Company," as defined in the applicable Award Agreement. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an affiliate and is terminated "for cause" as defined in the applicable Award Agreement.

     3.4.  No Liability.

     No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

4.   STOCK SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 14 hereof, the number of shares of Stock available for issuance under the Plan shall be three hundred thousand (300,000). Stock issued or to be issued under the Plan shall be authorized but unissued shares. If any shares covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan. If the exercise price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

5.   EFFECTIVE DATE AND TERM OF THE PLAN

     5.1.  Effective Date.

     The Plan shall be effective as of the Effective Date.

     5.2.  Term.

     The Plan has no termination date.

6.   OPTION GRANTS

     6.1.  Company or Subsidiary Employees.

     Grants may be made under the Plan to any employee of, or Service Provider or employee of a Service Provider providing, or who has provided, services to, the Company or any Subsidiary; provided, however, that directors and persons who
                               --------  -------
are deemed to be "officers" for purposes of Section 16 under the Exchange Act and Rule 16a-1(f) thereunder shall not be eligible to receive Grants under the Plan.

     6.2.  Successive Grants.

     An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

7.   AWARD AGREEMENT

     Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify that such Options are intended to be non-qualified stock options.

8.   OPTION PRICE

     The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

9.   VESTING, TERM AND EXERCISE OF OPTIONS

     9.1.  Vesting and Option Period.

     Subject to Sections 9.2 and 14.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this
Section 9.1, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The period during which any Option shall be exercisable shall constitute the "Option Period" with respect to such Option.

     9.2.  Term.

     Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the "Termination Date").

     9.3.  Acceleration.

     Any limitation on the exercise of an Option contained in any Award Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised.

     9.4.  Termination of Service.

     Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee's Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Upon the termination of a Grantee's Service, any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section
9.1 hereof shall terminate immediately. Upon termination of an Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof. Whether a leave of absence or leave on military or government service shall constitute a termination of Service for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

     9.5.  Limitations on Exercise of Option.

     Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after ten years following the date upon which the Option is granted, or after the occurrence of an event referred to in
Section 14 hereof which results in termination of the Option.

     9.6.  Method of Exercise.

     An Option that is exercisable may be exercised by the Grantee's delivery to the Company of written notice of exercise on any business day, at the Company's principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

     Payment of the Option Price for the shares purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) to the extent permitted by the Award Agreement evidencing the grant of such Option, through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) to the extent permitted by the Award Agreement evidencing the grant of such Option, by a combination of the methods described in (i) and (ii). The Board may provide, by inclusion of appropriate language in an Award Agreement, that payment in full of the Option Price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company may in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect.

     9.7.  Stockholder Rights

     Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 14 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

     9.8.  Delivery of Stock Certificates.

     Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

10.  TRANSFERABILITY OF OPTIONS

     10.1. General Rule

     Except as provided in Section 10.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise an Option. Except as provided in
Section 10.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

     10.2. Family Transfers.

     If authorized in the applicable Award Agreement, a Grantee may transfer all or part of an Option to (i) any Immediate Family Member, (ii) a trust or trusts for the exclusive benefit of any Immediate Family Member, or (iii) a partnership in which Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Options are prohibited except those in accordance with this Section
10.2 or by will or the laws of descent and distribution. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of
Section 10.2 hereof the term "Grantee" shall be deemed to refer to the transferee. The events of termination of Service of Section 9.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent and for the periods specified in Section 9.4.

11.  PARACHUTE LIMITATIONS

     Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Subsidiary, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a "Benefit Arrangement"), if the Grantee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Option held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the
          ---
aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

12.  REQUIREMENTS OF LAW

     The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any Option, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

13.  AMENDMENT AND TERMINATION OF THE PLAN

     The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Grants have not been made. An amendment to the Plan shall be contingent on approval of the Company's stockholders only to the extent required by applicable law, regulations or rules. No Grants shall be made after the termination of the Plan. Except as provided in this Section 13 and in Section 14, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

14.  EFFECT OF CHANGES IN CAPITALIZATION

     14.1.  Changes in Stock.

     If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which Grants of Options may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. In the event of any distribution to the Company's stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Grants and/or (ii) the exercise price of outstanding Options to reflect such distribution.

     14.2. Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.

     Subject to Section 14.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities in which no Change in Control occurs, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

     14.3. Reorganization, Sale of Assets or Sale of Stock Which Involves a Change of Control.

     Subject to the exceptions set forth in the last sentence of this Section 14.3, fifteen days prior to the scheduled consummation of a Change of Control, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days. Any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event. Upon consummation of any Change of Control, the Plan and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not

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

later than the time at which the Company gives notice thereof to its stockholders. This Section 14.3 shall not apply to any Change of Control to the extent that (A) provision is made in writing in connection with such Change of Control for the continuation of the Plan or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided or (B) a majority of the full Board determines that such Change of Control shall not trigger application of the provisions of this Section 14.3, subject to Section 22.

     14.4.  Adjustments.

     Adjustments under this Section 14 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

     14.5.  No Limitations on Company.

     The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

15.  DISCLAIMER OF RIGHTS

     No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any affiliate, or to interfere in any way with any contractual or other right or authority of the Company or Service Provider either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

16.  NONEXCLUSIVITY OF THE PLAN

     The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

17.  WITHHOLDING TAXES

     The Company or a Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the issuance of any shares of Stock upon the exercise of an Option. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Subsidiary, as the case may be, any amount that the Company or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Subsidiary, which may be withheld by the Company or the Subsidiary, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Subsidiary to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 17 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

18.  CAPTIONS

     The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

19.  OTHER PROVISIONS

     Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

20.  NUMBER AND GENDER

     With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

21.  SEVERABILITY

     If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

22.  POOLING

     In the event any provision of the Plan or an Award Agreement would prevent the use of pooling of interests accounting in a corporate transaction involving the Company or its affiliates and such transaction is contingent upon pooling of interests accounting, then that provision shall be deemed amended or revoked to the extent required to preserve such pooling of interests. The Company may require in an Award Agreement that a Grantee who receives a Grant under the Plan shall, upon advice from the Company, take (or refrain from taking, as appropriate) all actions necessary or desirable to ensure that pooling of interests accounting is available.

23.  GOVERNING LAW

     The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Grants awarded hereunder to the substantive laws of any other jurisdiction.
                                    *  *  *

To record adoption of the Plan by the Board as of January 25, 2001, the Company has caused its authorized officer to execute the Plan.


                                               GLOBAL IMAGING SYSTEMS


                                                By: /s/ Thomas S. Johnson
                                                   -------------------------
                                               Title: President and CEO